Exhibit 99.1

Everspin Announces Leadership Changes

Chandler, AZ, December 15, 2020 — Everspin Technologies, Inc. (NASDAQ: MRAM), the market leader in MRAM, today announced that Kevin Conley has notified the company of his decision to resign as President and CEO and as a member of Everspin’s Board of Directors, effective January 30, 2021. Darin Billerbeck, currently non-executive Chairman of the Board, will become interim CEO, effective January 30, 2021, and has also been appointed as Executive Chairman of the Board, effective December 9, 2020.

Darin brings a wealth of knowledge and experience in the semiconductor memory market, previously serving as the VP/GM of Intel’s Flash memory group, President and CEO of Zilog, and President and CEO of Lattice Semiconductor. Darin has served as a member of the Board since August 2018 and as non-executive Chairman of the Board since March 2019.

“I’m excited to join the Everspin executive team to help drive growth and profitability along with increasing shareholder value,” stated Mr. Billerbeck, “I want to thank Kevin for his contributions over the past 3 years. On behalf of the Board of Directors, I wish him well in his future endeavors.”

Updated Revenue Guidance for the Fourth Quarter of 2020

For the fourth quarter of 2020, Everspin currently expects total revenue in a range between $10.1 million and $10.5 million. This compares to guidance of a range of $10.1 million to $10.9 million previously provided on November 5, 2020.

Upcoming Investor Conferences

There will be no conference call associated with this announcement. Everspin’s CFO, Daniel Berenbaum, will participate in the following investor conferences:

•	12th Annual Virtual CEO Summit on December 16th, 2020
•	23rd Annual Needham Virtual Growth Conference on January 11th through 15th, 2021

Portfolio managers and analysts who would like to request a meeting with management should contact a representative of the respective firm or Everspin’s investor relations.

About Everspin Technologies

Everspin Technologies, Inc. is the world’s leading provider of Magnetoresistive RAM (MRAM). Everspin MRAM delivers the industry’s most robust, highest performance non-volatile memory for Industrial IoT, Data Center, and other mission-critical applications where data persistence is paramount. Headquartered in Chandler, Arizona, Everspin provides commercially available MRAM solutions to a large and diverse customer base. For more information, visit www.everspin.com. NASDAQ: MRAM.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future results that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Forward-looking statements are identified by words such as “believe”, “will”, “may”, “estimate”, “continue”, “anticipate”, “intend”, “should”, “plan”, “expect”, “predict”, “could”, “potentially" or the negative of these terms or similar expressions. These include, but are not limited to our future plans, strategies, objectives, expectations, intentions and financial performance and the assumptions that underlie these statements. Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks set forth in Everspin’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2020 and November 5, 2020 under the caption “Risk Factors” as well as in our other filings with the SEC. Any forward-looking statements made by Everspin in this press release speak only as of the date on which they are made and subsequent events may cause these expectations to change. Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Company Contact:

Daniel Berenbaum, CFO

T: 480-347-1099

E: daniel.berenbaum@everspin.com